Exhibit 99.1

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, DC 20005 www.dft.com

Christopher Warnke Manager, Investor Relations 202-478-2330 cwarnke@dft.com

FOR IMMEDIATE RELEASE

DECEMBER 3, 2009

DUPONT FABROS TECHNOLOGY, INC. CLOSES

$150 MILLION SECURED LOAN AND ANNOUNCES

INTENT TO CONSTRUCT PHASE II OF ACC5

WASHINGTON, DC – December 3, 2009 – DuPont Fabros Technology, Inc. (NYSE: DFT) today announced that the Company closed on a $150 million secured loan with a syndicate of lenders led by TD Bank. The loan has a five-year term at a floating rate of LIBOR plus 4.25% with a LIBOR floor of 1.50%. The loan is secured by the Company’s newly constructed ACC5 data center asset in Ashburn, Virginia. The Company expects to use the proceeds to repay the current $25 million term loan secured by the ACC5 data center, construct Phase II of ACC5, fund an interest reserve of $10 million required under the new term loan and for general corporate purposes.

The loan includes an accordion feature that allows new lenders to join the existing bank syndicate to increase the amount of the loan up to an additional $100 million if certain leasing and other covenants have been met.

“We are pleased to have secured this loan in a challenging credit environment,” stated Hossein Fateh, the Company’s President and CEO. “This loan will allow us to continue to make progress on our development pipeline by completing Phase II of ACC5. We now expect that ACC5 Phase II will be placed in service in October 2010.”

Leasing Update

In November 2009, the Company executed two new tenant leases at ACC5, Phase I in Ashburn, Virginia. The first lease provides for 1.138 megawatts (MW) of critical load with a term of five years and a second provides for 2.275 MW with a term of 12 years. One of the new ACC5 Phase I tenants has moved into space that we had leased to another tenant who intended to take occupancy at a later date. We exercised an option to move this tenant from ACC5 Phase I into ACC5 Phase II. As of November 30, 2009, ACC5 Phase I was 79% leased and Phase II was 50% leased.

We also recently renewed until 2012 a lease which represented our only 2010 scheduled lease expiration. This lease covered space at our VA3 data center in Reston, Virginia.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information please visit www.dft.com.

Forward-Looking Statements Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements, including those related to the construction of ACC5, describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risks commonly associated with construction and development of new facilities, including risks related to the cost and timing of completion of the construction of ACC5 Phase II, risks relating to compliance with permitting, zoning, land-use and environmental requirements, and the risk related to leasing space to tenants in our data centers. The periodic reports that the Company files with the Securities and Exchange Commission, as well as the annual report on Form 10-K, contain detailed descriptions of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

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